Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Capitalized terms included below but not defined in this Exhibit 99.1 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Current Report”) filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2022 and, if not defined in the Current Report, the final prospectus and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Commission on June 27, 2022. Unless the context otherwise requires, the “Company,” “we,” “us,” or “our” refers to OPAL Fuels Inc. and its subsidiaries after giving effect to the Closing.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to aid you in your analysis of the financial aspects of the Transactions (as defined below) and is for informational purposes only. The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions, collectively referred to as the “Transactions” for purposes of this section, and other related events as described in Note 1 to the accompanying Notes to the unaudited pro forma condensed combined financial information:

●	The combination of OPAL Fuels LLC (“OPAL Fuels”) and ArcLight Clean Transition Corp II (“ArcLight”), referred to herein as the “Business Combination”, including the PIPE Investment and the other events contemplated by the Business Combination Agreement;

●	The NextEra Subscription Agreement with Mendocino Capital, LLC, a Delaware limited liability company (“NextEra”), pursuant to which NextEra purchased 750,000 OPAL Fuels Series A Preferred Units (the “NextEra Subscription”) incremental to the 250,000 Company Series A Preferred Units issued to NextEra as of March 31, 2022; and

●	The acquisition of Beacon RNG LLC (“Beacon”) by OPAL Fuels in May of 2021 (the “Beacon Transaction”).

The unaudited pro forma condensed combined balance sheet of OPAL Fuels as of March 31, 2022 combines the historical unaudited consolidated balance sheet of OPAL Fuels as of March 31, 2022 and the historical unaudited condensed balance sheet of ArcLight as of March 31, 2022, adjusted to give pro forma effect to the Business Combination, the PIPE Investment and certain other events related to the Business Combination between OPAL Fuels and ArcLight, the NextEra Subscription, in each case, as if the Business Combination, PIPE Investment, the NextEra Subscription and other events had been consummated on March 31, 2022. The Beacon Transaction was consummated on May 1, 2021 and, accordingly, is reflected within the unaudited consolidated balance sheet of OPAL Fuels as of March 31, 2022.

The unaudited pro forma condensed combined statement of operations of OPAL Fuels for the three months ended March 31, 2022 combines the historical unaudited consolidated statement of operations of OPAL Fuels for the three months ended March 31, 2022, and the historical unaudited condensed statement of operations of ArcLight for the three months ended March 31, 2022, on a pro forma basis as if the Business Combination, the PIPE Investment and other related events contemplated by the Business Combination Agreement, the NextEra Subscription as described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements, had been consummated on January 1, 2021.

The unaudited pro forma condensed combined statement of operations of OPAL Fuels for the year ended December 31, 2021 combines the historical audited consolidated statement of operations of OPAL Fuels for the year ended December 31, 2021, the historical audited consolidated statement of operations of ArcLight for the period from January 13, 2021 (inception) through December 31, 2021, and the historical audited statement of operations of Beacon for the four-month period ended April 30, 2021, on a pro forma basis as if the Business Combination, the PIPE Investment and other related events contemplated by the Business Combination Agreement, the NextEra Subscription as described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements, had been consummated on January 1, 2021.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Transactions taken place on March 31, 2022, nor is it indicative of the financial condition of the combined company as of any future date. The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the PIPE Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial information is subject to several uncertainties and assumptions as described in the accompanying notes.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	The accompanying Notes to the unaudited pro forma condensed combined financial statements;

●	The historical unaudited condensed financial statements of ArcLight, as of, and for the three months ended March 31, 2022, and the historical audited financial statements of ArcLight as of and for the period from January 13, 2021 (inception) through December 31, 2021, incorporated by reference into this Current Report;

●	The historical unaudited consolidated financial statements of OPAL Fuels, as of, and for the three months ended March 31, 2022, and the historical audited consolidated financial statements of OPAL Fuels as of and for the year ended December 31, 2021, incorporated by reference into this Current Report;

●	The historical audited consolidated financial statements of Beacon, as of, and for the four months ended April 30, 2021, incorporated by reference into this Current Report; and

●	The sections titled “ArcLight’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 254 of the Proxy Statement/Prospectus and incorporated herein by reference and “OPAL Fuels’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 259 of the Proxy Statement/Prospectus and incorporated herein by reference.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2022
(in thousands)

	Historical			Transaction Accounting		Pro
	OPAL Fuels	ArcLight (Note 4)		Adjustments (Note 6)		Forma Combined
Assets
Current Assets
Cash and cash equivalents	$50,216	$559	4a	$105,806	6c	$256,384
				75,000	6d
				311,200	6a
				(11,585)	6g
				(274,187)	6k
				(625)	6n
Accounts receivable, net	29,130	-		-		29,130
Fuel tax credits receivable	2,393	-		-		2,393
Contract assets	10,773	-		-		10,773
Parts inventory	5,847	-		-		5,847
Environmental credits held for sale	140	-		-		140
Prepaid expense and other current assets	5,207	739	4b	-		5,946
Derivative financial asset, current portion	-	-		-		-
Total current assets	103,706	1,298		205,609		310,613

Capital spares	3,045	-		-		3,045
Property, plant, and equipment, net	194,990	-		-		194,990
Investment in other entities	46,492	-		-		46,492
Note receivable	9,355	-		-		9,355
Note receivable - variable fee component	1,723	-		-		1,723
Investments held in Trust Account	-	311,200		(311,200)	6a	-
Deferred financing costs	4,830	-		(4,130)	6g	700
Intangible assets, net	2,662	-		-		2,662
Restricted cash	2,750	-		-		2,750
Goodwill	54,608	-		-		54,608
Deferred tax assets	-	-		-	6l	-
Other long-term assets	639	-		-		639
Total assets	424,800	312,498		(109,721)		627,577

Liabilities and Equity
Current liabilities
Accounts payable	9,319	90		-		9,409
Accounts payable, related party	1,048	1		-		1,049
Deferred underwriting commissions	-	10,891		(10,891)	6b	-
Fuel tax credits payable	1,978	-		-		1,978
Accrued payroll	5,723	-		-		5,723
Accrued expenses and other current liabilities	10,144	5,004	4c	(1,400)	6g	13,031
				(4,917)	6g
				4,200	6g
Accrued capital expenses	9,963	-		-		9,963
Contract liabilities	9,585	-		-		9,585
Liability under power sales agreement, current portion	-	-		-		-
Trustar revolver credit facility	-	-		-		-
Sunoma loan, current portion	1,059	-		-		1,059
Senior secured credit facility - term loan, current portion, net of debt issuance costs	72,162	-		-		72,162
Senior secured credit facility - working capital facility, current portion	7,500	-		-		7,500
OPAL term loan, current portion	19,332	-		-		19,332
Municipality loan - current portion	194	-		-		194
Derivative financial liability, current portion	825	-		4,800	6n	5,625
Asset retirement obligation, current portion	1,586	-		-		1,586
Other current liabilities	499	-		-		499
Total current liabilities	150,917	15,986		(8,208)		158,695

Asset retirement obligation, non-current portion	4,221	-		-		4,221
Liability under power sales agreement, non-current portion	-	-		-		-
Trustar revolver credit facility	-	-		-		-
Senior secured credit facility - term loan, net of debt issuance costs	-	-		-		-
Senior Secured Credit Facility - working capital facility	-	-		-		-
Convertible note payable	59,730	-		(29,865)	6f	29,865
Sunoma loan, net of debt issuance costs	17,414	-		-		17,414
Opal Term Loan	66,682	-		-		66,682
Municipality loan	29	-		-		29
Derivative financial liability, non-current portion	-	-		-		-
Derivative warrant liabilities	-	20,544		-		20,544
Tax receivable agreement liability	-	-		-	6l	-
Earnout liability	-	-		52,000	6m	52,000
Other long-term liabilities	4,872	-		-		4,872
Total liabilities	303,865	36,530		13,927		354,322

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2022 — (Continued)
(in thousands)

	Historical		Transaction Accounting		Pro
	OPAL Fuels	ArcLight (Note 4)	Adjustments (Note 6)		Forma Combined
Class A ordinary shares subject to possible redemption; 31,116,305 shares at redemption value of $10.00	-	311,163	(311,163)	6h	-
Redeemable preferred units
Series A preferred units	25,117	-	75,000	6d	-
			(100,117)	6e
Series A-1 preferred units	30,810	-	(30,810)	6e	-
Redeemable preferred noncontrolling interest	-	-	100,117	6e	130,927
			30,810	6e
Redeemable noncontrolling interest			58,324	6j	133,724
			(3,596)	6g
			78,996	6j
Equity
Common units	47,566	-	(47,566)	6j	-
			-	6i
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-	-		-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized (excluding 31,116,305 shares subject to possible redemption)	-	-	-	6h	-
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,779,076 shares issued and outstanding	-	1	(1)	6h	-
New OPAL Class A common stock	-	-	4	6i	6
			1	6c
			-	6f
			4	6h
			(3)	6k
New OPAL Class B common stock	-	-	-	6i	-
New OPAL Class D common stock	-	-	15	6i	15
Additional paid-in capital	-	-	(19)	6i	2,503
			105,805	6c
			29,865	6f
			311,160	6h
			(52,000)	6m
			(35,196)	6i
			10,891	6b
			(5,268)	6g
			(4,130)	6g
			(274,184)	6k
			(78,996)	6j
			(5,425)	6n
			-	6o
Retained earnings (accumulated deficit)	10,758	(35,196)	35,196	6i	(604)
			(10,758)	6j
			(604)	6g
Non-controlling interest in subsidiaries	6,684	-	-		6,684
Total equity	65,008	(35,195)	(21,209)		8,604
Total liabilities and equity	$424,800	$312,498	$(109,721)		$627,577

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(in thousands, except share and per share amounts)

	Historical			Transaction Accounting		Pro
	OPAL Fuels	ArcLight (Note 4)		Adjustments (Note 7)		Forma Combined
Revenues
RNG fuel	$25,142	$-				$25,142
Renewable power	9,124	-				9,124
Fuel station services	14,781	-				14,781
Total revenues	49,047	-		-		49,047
Operating expenses
Cost of sales - RNG fuel	14,487	-				14,487
Cost of sales - Renewable power	8,408	-				8,408
Cost of sales - Fuel station services	12,979	-				12,979
Selling, general and administrative	10,855	1,391	4d			12,246
Depreciation, amortization, and accretion	3,313	-				3,313
Total expenses	50,042	1,391		-		51,433
Operating income	(995)	(1,391)		-		(2,386)
Other income (expense)
Interest and financing expense, net	(3,051)	24	4e	(24)	7c	(3,051)
Realized and unrealized gain on interest rate swaps, net	236	-				236
Change in fair value of derivative warrant liabilities		5,252				5,252
Loss from equity method investments	(657)	-				(657)
Gain on acquisition of equity method investment	-	-				-
Gain on deconsolidation of VIEs	-	-				-
Income before provision for income taxes	(4,467)	3,885		(24)		(606)
(Provision for) Benefit from income taxes				-	7a	-
Net income (loss)	(4,467)	3,885		(24)		(606)
Net income (loss) attributable to redeemable preferred noncontrolling interest	717			1,500	7b	2,217
Net income (loss) attributable to redeemable noncontrolling interest	-			(5,515)	7b	(5,515)
Net income (loss) attributable to noncontrolling interest	(242)					(242)
Net income (loss) attributable to Stockholders	$(4,942)	$3,885		$3,991		$2,934
Weighted average common units outstanding, basic and diluted	1,000
Basic and diluted net income per common unit, basic and diluted	$(4,942)
Weighted average shares outstanding of Class A common stock, basic and diluted		31,116,305
Basic and diluted net loss per ordinary share		$0.10
Weighted average shares outstanding of Class B common stock, basic and diluted		7,779,076
Basic and diluted net loss per ordinary share		$0.10
Weighted average shares outstanding of New OPAL Class A common stock – basic and diluted						24,257,483
Pro forma net loss per share attributable to New OPAL Class A common stockholders - basic and diluted						$0.12

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands, except share and per share amounts)

	Historical			Beacon Pro Forma		Pro Forma Combined OPAL	Historical		Transaction Accounting
	OPAL Fuels	Beacon (Note 5)		Adjustments (Note 7)		Fuels and Beacon	ArcLight (Note 4)		Adjustments (Note 7)		Pro Forma Combined
Revenues
RNG fuel	$70,360	$13,312	5a	$-		83,672	$-		$-		$83,672
Renewable power	45,324	-		-		45,324	-		-		45,324
Fuel station services	50,440	-		-		50,440	-		-		50,440
Total revenues	166,124	13,312		-		179,436	-		-		179,436
Operating expenses
Cost of sales - RNG fuel	41,075	6,397	5b	-		47,472	-		-		47,472
Cost of sales - Renewable power	31,152	-		-		31,152	-		-		31,152
Cost of sales - Fuel station services	42,838	-		-		42,838	-		-		42,838
Environmental credit processing services	-	1,134		(1,134)	5e	-	-		-		-
Selling, general and administrative	29,380	456	5c	-		29,836	4,945	4f	4,200	7h	38,981
Depreciation, amortization, and accretion	10,653	1,060	5d	(300)	7d	11,413	-		-		11,413
Total expenses	155,098	9,047		(1,434)		162,711	4,945		4,200		171,856
Operating income	11,026	4,265		1,434		16,725	(4,945)		(4,200)		7,580
Other income (expense)
Interest and financing expense, net	(7,467)	-		-		(7,467)	(450)	4g	(13)	7g	(7,930)
Realized and unrealized loss on derivative financial instruments, net	99	-		-		99	-		-		99
Change in fair value of derivative warrant liabilities						-	(10,800)				(10,800)
Income from equity method investments	2,268	-		(2,392)	7d	(124)	-		-		(124)
Gain on acquisition of equity method investment	19,818	-		-		19,818	-		-		19,818
Gain on deconsolidation of VIEs	15,025	-		-		15,025	-		-		15,025
Other income	-	1,134		(1,134)	5e	-	-		-		-
Income before provision for income taxes	40,769	5,399		(2,092)		44,076	(16,195)		(4,213)		23,668
(Provision for) Benefit from income taxes									-	7e	-
Net income (loss)	40,769	5,399		(2,092)		44,076	(16,195)		(4,213)		23,668
Net income (loss) attributable to redeemable preferred noncontrolling interest	210	-		-		210	-		6,000	7f	6,210
Net income (loss) attributable to redeemable noncontrolling interest	-	-	-	-		-	-		29,512	7f	29,512
Net income (loss) attributable to noncontrolling interest	(804)	-		-		(804)	-				(804)
Net income (loss) attributable to Stockholders	$41,363	$5,399		$(2,092)		$44,670	$(16,195)		$(39,725)		$(11,250)
Weighted average common units outstanding, basic and diluted	987
Basic and diluted net income per common unit, basic and diluted	$41,908
Weighted average shares outstanding of Class A common stock, basic and diluted							25,360,688
Basic and diluted net loss per ordinary share							$(0.49)
Weighted average shares outstanding of Class B common stock, basic and diluted							7,611,848
Basic and diluted net loss per ordinary share							$(0.49)
Weighted average shares outstanding of New OPAL Class A common stock – basic and diluted											24,257,483
Pro forma net loss per share attributable to New OPAL Class A common stockholders - basic and diluted											$(0.46)

Note 1 — Description of the Transactions

Business Combination

Pursuant to the Business Combination Agreement, on July 21, 2022 ArcLight changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). Following the Domestication, on July 21, 2022, ArcLight changed its name to “OPAL Fuels Inc.” (which is referred to herein as “New OPAL”) and each outstanding ArcLight Class B ordinary share converted into one ArcLight Class A ordinary share, each outstanding ArcLight Class A ordinary share became one share of Class A common stock of New OPAL, par value $0.0001 per share (the “New OPAL Class A common stock”), and each outstanding warrant to purchase one ArcLight Class A ordinary share became a warrant to purchase one share of New OPAL Class A common stock at an exercise price of $11.50 per share.

Following the consummation of the Business Combination on July 21, 2022, the Combined Company (“Combined Company” refers to New OPAL and its subsidiaries, including OPAL Fuels, following consummation of the Business Combinations) is organized in an “Up-C” structure. New OPAL is the managing member of OPAL Fuels. OPAL Fuels directly or indirectly holds substantially all of the consolidated assets and business of New OPAL.

In connection with consummation of the Business Combination, the events summarized below, among others, occurred:

●	At the Closing, Opal HoldCo LLC (“OPAL Holdco”) and OPAL Fuels caused OPAL Fuels’ existing limited liability company agreement to be amended and restated to, among other things, admit New OPAL as a member of OPAL Fuels and to re-classify OPAL Fuels’ existing limited liability company membership interests into Class B Units of OPAL Fuels, calculated as a function of the pre-transaction equity value for OPAL Fuels equal to $1,501,870,000, less all principal and accrued interest outstanding immediately after the Closing pursuant to certain convertible promissory note, dated as of May 1, 2021 (as amended, including that certain First Amendment to Convertible Note, dated November 29, 2021), held by ARCC Beacon LLC (“Ares”);

●	At the Closing, ArcLight (i) contributed to OPAL Fuels $123,362,579 in cash, representing the sum of cash in the Trust Account as of immediately prior to the Closing (after giving effect to the ACT Share Redemptions from the Trust Account and the set aside of funds in escrow to support a forward purchase agreement (described further below)) plus the aggregate proceeds of the PIPE Investment and (ii) issued to OPAL Fuels 144,399,037 shares of New OPAL Class D common stock (which it in turn distributed to OPAL Holdco and Hillman), and (iii) issued 3,059,533 shares of New OPAL Class A common stock to Ares, collectively, in exchange for a number of Class A Units of OPAL Fuels equal to the 25,171,390 shares of New OPAL Class A common stock issued and outstanding.

In connection with entering into the Business Combination Agreement, ArcLight entered into the Subscription Agreements with the PIPE Investors, pursuant to which, among other things, in connection with the consummation of the Business Combination, the PIPE Investors party thereto purchased an aggregate of 10,580,600 shares of New OPAL Class A common stock immediately prior to the Closing at a cash purchase price of $10.00 per share, resulting in aggregate proceeds of $105.8 million from the PIPE Investment.

Other related events that have taken place in connection with the Business Combination are summarized below:

●	Immediately prior to the execution of the Business Combination Agreement, OPAL Fuels entered into the Hillman Exchange Agreement with Hillman RNG Investments LLC (“Hillman”), pursuant to which Hillman has exchanged all of its Equity Interests in the Group Companies for 300,000 OPAL Fuels Series A-1 Preferred Units and 14 Pre-Closing Company Common Units. This transaction was consummated in December 2021, and has been reflected in the historical audited consolidated balance sheet as of December 31, 2021;

●	Immediately prior to the execution of the Business Combination Agreement, the Company entered into the NextEra Subscription Agreement with Mendocino Capital, LLC, a Delaware limited liability company (“NextEra”), pursuant to which NextEra agreed to subscribe for up to an aggregate amount of 1,000,000 Company Series A Preferred Units. The Company had drawn $25.0 million as of March 31, 2022, issuing 250,000 Series A Preferred Units as of such date, and the Company drew the remaining $75.0 million issuing 750,000 Series A Preferred Units prior to the consummation of the Business Combination;

●	Immediately prior to the execution of the Business Combination Agreement, OPAL Fuels entered into that certain First Amendment to Convertible Note, dated November 29, 2021 (the “Ares First Amendment”), with Ares, pursuant to which Ares irrevocably agreed to exercise its right to convert fifty percent (50%) of the principal and accrued interest outstanding pursuant to the Ares Note into pre-Closing OPAL Fuels common units; On July 21, 2022, Ares elected to receive New OPAL Class A common stock in lieu of pre-Closing Opal Fuels common units.

●	Pursuant to the terms of the Sponsor Letter Agreement entered into on December 2, 2021 among ArcLight, ArcLight CTC Holdings II, L.P. (“Sponsor”), OPAL Fuels and certain other persons concurrently with the execution of the Business Combination Agreement (the “Sponsor Letter Agreement”), the Sponsor agreed to subject 10% of its New OPAL Class A common stock (received as a result of the conversion of its ArcLight Class B ordinary shares immediately prior to the Closing) to vesting and forfeiture conditions relating to VWAP targets for New OPAL Class A common stock sustained over a period of 60 months following the Closing (“Sponsor Earnout Awards”). For more information, see the section titled “The Business Combination Agreement — Sponsor Letter Agreement” beginning on page 147 of the Proxy Statement/Prospectus and incorporated herein by reference.

●	Effective immediately after the Closing, and upon the date on which New OPAL’s annual EBITDA for the calendar year 2023 exceeds $238.0 million (the “First Earnout Triggering Event”), (i) New OPAL will issue to OPAL Fuels Common Equity holders (the “Earnout Participants”) an aggregate of 5,000,000 shares of New OPAL Class B common stock and New OPAL Class D common stock and corresponding OPAL Common Units (collectively, the “First Earnout Tranche”) in accordance with the allocations set forth in the Business Combination Agreement. Additionally, upon the date on which New OPAL’s annual EBITDA for the calendar year 2024 exceeds $446.0 million (the “Second Earnout Triggering Event”), (i) New OPAL will issue to the Earnout Participants an aggregate of 5,000,000 additional shares of New OPAL Class B common stock and New OPAL Class D common stock and corresponding OPAL Common Units (collectively, the “Second Earnout Tranche”) in accordance with the allocations set forth in the Business Combination Agreement (“OPAL Earnout Awards”). For more information, see the section titled “The Business Combination Agreement — Consideration to OPAL Fuels Holders in the Business Combination” beginning on page 128 of the Proxy Statement/Prospectus and incorporated herein by reference.

●	Pursuant to a forward share purchase agreement (the “Forward Purchase Agreement”) entered into between ArcLight and Meteora Capital Partners and its affiliates (collectively, “Meteora”), prior to the closing of the Business Combination Meteora purchased 2,000,000 Class A ordinary shares of ArcLight from shareholders which had previously tendered such shares for redemption but agreed to reverse their redemption and sell such shares to Meteora at the redemption price, resulting in Meteora holding a total of 2,000,000 Class A ordinary shares, which Meteora agreed not to redeem in connection with the Business Combination. Additionally, ArcLight placed $20,040,000 in escrow at the closing of the Business Combination to secure its obligation to repurchase these 2,000,000 shares at Meteora’s option for a price of $10.02 per share on the date that is six months after Closing of the Business Combination.

●

Pursuant to a July 21, 2022 agreement between Encompass Capital Advisors LLC (“Encompass”) and the Sponsor, prior to the closing of the Business Combination, certain fund entities and managed accounts for which Encompass exercises investment discretion purchased 1,320,849 Class A ordinary shares of Arclight, in the aggregate, from shareholders that had previously tendered such shares for redemption but agreed to reverse their redemption and sell such shares to Encompass, resulting in Encompass’ beneficial ownership of a total of 1,320,849 Class A ordinary shares, which Encompass agreed not to redeem in connection with the Business Combination. Additionally, the Sponsor agreed to transfer to Encompass for no consideration, 1,985,236 of the Sponsor’s private placement warrants, which warrants are subject to a 9.9% beneficial ownership limitation on exercise.

●	Additionally, in connection with the Closing, OPAL Fuels and Sponsor entered into a letter agreement (the “Sponsor Side Letter”) whereby Sponsor agreed to transfer, pledge or forfeit up to 150,000 shares of New OPAL Class A common stock held by Sponsor for the benefit of a third party non-affiliate of the Company where no consideration is received by Sponsor in respect thereof, upon and in accordance with the written direction of OPAL Fuels. Pursuant to such letter agreement, Sponsor further agreed that if the Company were to receive less than $6,800,000 in cash upon the release of the escrow fund established pursuant to the Forward Purchase Agreement (such shortfall amount being referred to as the “Shortfall Amount”), Sponsor shall transfer, pledge or forfeit up to an additional 102,000 of the Sponsor Earnout Awards (shares of New OPAL Class A common stock subject to vesting conditions noted above), with such maximum number of shares pro-rated on a directly proportionate basis based on the size of the Shortfall Amount relative to $6,800,000.

Upon the completion of the Business Combination, New OPAL entered into the Tax Receivable Agreement with OPAL Holdco and Hillman (such persons, and any other persons that from time to time become a party to such agreement, collectively, the “TRA Participants”), pursuant to which New OPAL generally will be required to pay to the OPAL Fuels Equityholders, in the aggregate, 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that New OPAL actually realizes as a result of (i) increases to the tax basis of OPAL Fuels’ assets resulting from future redemptions or exchanges of OPAL Units (together with voting shares of New OPAL Common Stock) for shares of New OPAL Class A common stock or New OPAL Class C common stock, as applicable, or cash, (ii) tax benefits related to imputed interest, and (iii) tax attributes resulting from payments made under the Tax Receivable Agreement. The payment obligations under the Tax Receivable Agreement are New OPAL’s obligations and not obligations of OPAL Fuels. For more information about the Tax Receivable Agreement, see the section titled “The Business Combination — Related Agreements — Tax Receivable Agreement” beginning on page 144 of the Proxy Statement/Prospectus and incorporated herein by reference.

In May 2022, ArcLight’s and OPAL Fuels’ Advisors resigned and withdrew from their engagements in connection with the Business Combination. Please see “Summary — Recent Developments,” beginning on page 42 of the Proxy Statement/Prospectus and incorporated herein by reference, for a description of the potential impacts of such resignation on the Business Combination and Note 6 to this unaudited pro forma condensed combined financial information.

Beacon Transaction

On June 30, 2021, OPAL Fuels and Ares signed the Exchange Agreement (the “Exchange Agreement”) which outlines terms that were substantially agreed to on April 30, 2021. Pursuant to the Exchange Agreement, OPAL Fuels issued an unsecured convertible promissory note (the “Convertible Note”) in return for Ares’ assignment of its 58% Class B units in Beacon JV to OPAL Fuels (the “Assignment Agreement”). The transfer date of the aforementioned consideration was set to May 1, 2021. As agreed to on April 30, 2021, OPAL Fuels obtained unilateral control over Beacon JV on May 1, 2021.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Only Transaction Accounting Adjustments are presented in the unaudited pro forma condensed combined financial information and the notes thereto. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the Combined Company following consummation of the Transactions.

The unaudited pro forma condensed combined financial information is subject to several uncertainties and assumptions as described herein. The combined financial information presents the pro forma effects of the Business Combination and other events as described in Note 1.

Management has made significant estimates and assumptions in its determination of the Transaction Accounting Adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The Transaction Accounting Adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that ArcLight believes are reasonable under the circumstances. The Transaction Accounting Adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the Transaction Accounting Adjustments, and it is possible the difference may be material. New OPAL believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the Transaction Accounting Adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. ArcLight has not had any historical relationship with OPAL Fuels prior to the Business Combination. Accordingly, no Transaction Accounting Adjustments were required to eliminate activities between the companies.

	Class of New OPAL Common Stock (2)	Pro forma Combined (Shares)	% Ownership
ArcLight Public Shareholders	Class A	3,752,181	2.2%
Sponsor Shareholders (1)	Class A	7,779,076	4.6%
PIPE Investors	Class A	10,580,600	6.2%
Ares	Class A	3,059,533	1.8%
OPAL Fuels Common Equityholders		144,399,037	85.2%
Hillman	Class D	2,021,587	1.2%
OPAL HoldCo	Class D	142,377,450	84.0%
Pro forma common stock at Closing		169,570,427	100.0%

(1)	Includes 763,907 of New OPAL Class A common stock held directly by the Sponsor that are legally issued and outstanding, and subject to forfeiture pursuant to the Sponsor Letter Agreement dated December 2, 2021, and an additional 150,000 of New OPAL Class A common stock held directly by the Sponsor that are subject to forfeiture pursuant to the Sponsor Side Letter.

(2)	Please refer to the section titled “Description of New OPAL’s Capital Stock” beginning on page 296 of the Proxy Statement/Prospectus and incorporated herein by reference for more information.

Note 3 — Accounting for the Transactions

Business Combination

The Business Combination is a common control transaction accounted for similar to a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. OPAL HoldCo held a controlling financial interest in OPAL Fuels prior to the closing date. At transaction close, OPAL HoldCo obtained a controlling financial interest in New OPAL and indirectly retained control over OPAL Fuels through New OPAL. OPAL HoldCo did not relinquish control over OPAL Fuels during the transaction, instead it affected a transfer of a controlled subsidiary (i.e., OPAL Fuels) to a newly-controlled subsidiary (i.e., New OPAL) in exchange for issuing Class A common units of OPAL Fuels for the net assets of New OPAL. As there was no change in control, OPAL Fuels has been determined to be the accounting acquirer. Under this method of accounting, ArcLight is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the transaction is treated as the equivalent of OPAL Fuels issuing stock for the net assets of ArcLight, accompanied by a recapitalization. The net assets of ArcLight are stated at historical cost, with no goodwill or other intangible assets recorded.

Earnout

Sponsor Earnout Awards

Sponsor Earnout Awards will be classified as a liability as their settlement terms contain certain variables that preclude them from being considered indexed to New OPAL’s common stock under the “fixed-for-fixed” requirement in ASC 815-40. The estimated fair value of the Sponsor Earnout Awards liability is approximately $5.9 million.

The fair value of Sponsor Earnout Awards was determined using a Monte Carlo valuation model with a distribution of potential outcomes on a daily basis over the 5-year post-close period, and incorporating the most reliable information available as of the March 31, 2022 valuation date. Assumptions used in the valuation are as follows:

●	Current stock price — The ArcLight closing stock price of $9.92 as of March 31, 2022;

●	Expected volatility — The volatility rate was determined based on historical and implied volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards;

●	Risk-free interest rate — The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected five-year term of the earnout period;

●	Expected term — The expected term is the 5 years following the closing; and

●	Expected dividend yield — The expected dividend yield is zero, as we do not anticipate distributing dividends on the common stock in the expected term.

The fair value of Sponsor Earnout Awards has been recorded in the unaudited pro forma condensed combined balance sheet. See Note 6(m). Topic 815 provides guidance that changes in the fair value of the Sponsor Earnout Awards liability in future periods will be recognized in the statement of operations.

OPAL Earnout Awards

OPAL Earnout Awards will be classified as a liability under Topic 480 because they are considered indexed to an obligation to repurchase shares by delivering cash or other assets as a result of certain settlement provisions. OPAL Earnout Awards are a possible exception to this accounting treatment as Ares elected to receive New Opal Class A common stock in lieu of pre-Closing Opal Fuels common units. The accounting conclusion regarding the classification of the OPAL Earnout Awards is still under evaluation, and for purposes of the unaudited condensed combined pro forma information these awards are presented as liability classified on a preliminary basis. The estimated fair value of the OPAL Earnout Awards liability is approximately $46.1 million.

The fair value of OPAL Earnout Awards was determined using a Monte Carlo valuation model with a distribution of potential outcomes for stock price and EBITDA over the 2-year period commencing on January 1, 2023 and ending on December 31, 2024, and incorporating the most reliable information available as of the March 31, 2022 valuation date. Assumptions used in the valuation are as follows:

●	Current stock price — The ArcLight closing stock price of $9.92 as of March 31, 2022;

●	Weighted average cost of capital (“WACC”) — The WACC reflected a derived cost of capital informed by research on cost of capital of a selection of comparable public companies;

●	Expected volatility — The volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards;

●	Risk-free interest rate — The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected five-year term of the earnout period;

●	Expected term — The expected term is the 2 years earnout period;

●	Expected dividend yield — The expected dividend yield is zero, as we do not anticipate distributing dividends on the common stock in the expected term; and

●	EBITDA forecast internally derived by OPAL Fuels for the earnout period.

The fair value of the OPAL Earnout Awards has been recorded in the unaudited pro forma condensed combined balance sheet. See Note 6(m). Topic 480 provides guidance that changes in the fair value of the OPAL Earnout Awards liability in future periods will be recognized in the statement of operations.

Forward Purchase Agreement

The put option written to Meteora on 2,000,000 Class A common stock under the Forward Purchase Agreement is presented as a liability based on the company’s preliminary accounting analysis under ASC 480. The estimated fair value of the Forward Purchase Agreement liability is approximately $4.8 million.

The fair value of the Forward Purchase Agreement liability was determined using a Monte Carlo valuation model with a distribution of potential outcomes on a daily basis over the 6-month post-close period, and incorporating the most reliable information available as of the March 31, 2022 valuation date Assumptions used in the valuation are as follows:

●	Current stock price — The ArcLight closing stock price of $9.92 as of March 31, 2022;

●	Expected volatility — The volatility rate was determined based on historical and implied volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the option;

●	Risk-free interest rate — The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected five-year term of the earnout period;

●	Expected term — The expected term is the 6 months following the closing; and

●	Expected dividend yield — The expected dividend yield is zero, as we do not anticipate distributing dividends on the common stock in the expected term.

The fair value of the Forward Purchase Agreement liability has been recorded in the unaudited pro forma condensed combined balance sheet. See Note 6(n). Topic 480 provides guidance that changes in the fair value of the Forward Purchase Agreement liability in future periods will be recognized in the statement of operations.

Beacon Transaction

The acquisition of Beacon has been treated as a business combination and has been accounted for using the acquisition method. OPAL has recorded the fair value of assets and liabilities acquired from Beacon at the acquisition date.

Note 4 — Reclassifications Made to ArcLight Financial Statement Presentation

Certain reclassification adjustments have been made to conform ArcLight’s financial statement presentation to that of OPAL Fuels’.

The following reclassification adjustments were made to the unaudited pro forma condensed combined balance sheet as of March 31, 2022:

(a)	Reflects the reclassification of $559 thousand from ArcLight’s Cash to Cash and cash equivalents.

(b)	Reflects the reclassification of $739 thousand from ArcLight’s Prepaid expenses to Prepaid expenses and other current assets.

(c)	Reflects the reclassification of $113 thousand from ArcLight’s Accrued expenses and $4,891 thousand from ArcLight’s Deferred legal fees to Accrued expenses and other current liabilities.

The following reclassification adjustments were made to the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022:

(d)	Reflects the reclassification of $1,391 thousand from ArcLight’s General and administrative expenses to Selling, general and administrative.

(e)	Reflects the reclassification of $24 thousand from ArcLight’s Net gain on investments held in Trust Account to Interest and financing expense, net.

The following reclassification adjustments were made to the unaudited pro forma condensed combined statement of operations for the period from January 13, 2021 (inception) to December 31, 2021:

(f)	Reflects the reclassification of $4,945 thousand from ArcLight’s General and administrative expenses to Selling, general and administrative.

(g)	Reflects the reclassification of $463 thousand from ArcLight’s Financing costs — warrant liabilities and $13 thousand from ArcLight’s Net gain on investments held in Trust Account to Interest and financing expense, net.

Note 5 — Reclassifications Made to Beacon Financial Statement Presentation

The following reclassification adjustments were made to the pro forma condensed combined statement of operations for the four months ended April 30, 2021 to conform Beacon financial statement presentation to that of OPAL Fuels’:

(a)	Reflects the reclassification of $1,137 thousand from Renewable gas sales, $12,101 thousand from RIN sales, and $74 thousand from Transportation sales to RNG Fuel.

(b)	Reflects the reclassification of $5,937 thousand from Operations and $460 thousand from Repairs and Maintenance to Costs of sales — RNG fuel.

(c)	Reflects the reclassification of $317 thousand from General and administrative and $139 thousand from Insurance to Selling, general and administrative.

(d)	Reflects the reclassification of $1,049 thousand from Depreciation and $11 thousand from Asset retirement obligation accretion to Depreciation, amortization, and accretion.

(e)	Reflects the elimination of an intercompany transaction between OPAL Fuels and Beacon for the amount of $1,134 thousand from Environmental credit processing service and $1,134 thousand from Other.

Note 6 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined balance sheet as of March 31, 2022 includes Transaction Accounting Adjustments that are directly attributable to the Business Combination, and other related events described in Note 1 above.

The pro forma transaction accounting adjustments are as follows:

(a)	Reflects the reclassification of cash held in ArcLight’s Trust Account to cash and cash equivalents as of March 31, 2022 to reflect the cash available to effectuate the Transactions or to fund redemption of existing Public Shareholders. Note that on the Closing date, the actual balance of cash in the Trust Account including accumulated interest earned during the period prior to redemption is approximately $311.8 million.

(b)	Reflects the forfeiture of approximately $10,891 thousand of deferred underwriters’ fees in connection with ArcLight’s initial public offering and due upon the Closing.

(c)	Reflects the proceeds of approximately $105.8 million from the issuance and sale of 10,580,600 shares of New OPAL common stock at $10.00 per share pursuant to the Amended Subscription Agreements entered into with the PIPE Investors in connection with the PIPE Investment and subsequent PIPE Extension.

(d)	Reflects the proceeds of $75.0 million from the issuance of 750,000 OPAL Fuels’ Series A Preferred Units at an original issue price of $100 per unit pursuant to the NextEra Subscription Agreement with Mendocino Capital, LLC, a Delaware limited liability company (“NextEra”).

(e)	Reflects the reclassification of the carrying value of OPAL Fuels’ Series A and Series A-1 Preferred Units to Redeemable preferred noncontrolling interest.

(f)	Reflects the conversion of fifty percent (50%) of the principal and accrued interest outstanding pursuant to the Ares Note into New OPAL Class A common stock.

(g)	Reflects recording of estimated additional transaction costs to be incurred of $5,268 thousand in additional paid in capital. The amount represents the estimated incremental advisory, legal, accounting and auditing fees and other professional fees as of March 31, 2022, that are deemed to be direct and incremental costs of the Business Combination and related transactions. The transaction costs excluded $24.9 million in aggregate fees due to ArcLight’s and OPAL Fuels’ financial advisors for the transaction, including deferred underwriting commissions from ArcLight’s initial public offering, as discussed in Note 6(b). The advisors withdrew from the transaction and waived their fees in whole.

The $1,400 thousand and $4,917 thousand decreases to accrued expenses and other current liabilities represent the adjustment to account for payments of accrued transaction cost liabilities in both ArcLight and OPAL Fuels historical balance sheets with an offsetting decrease to cash. The $4,130 deferred transaction costs incurred by OPAL Fuels are adjusted against additional paid-in capital. Additionally, a $4,200 thousand adjustment was made to accrue for estimated fees related to directors’ and officers’ insurance tail policy (which is required as part of the business combination agreement), with offsetting decreases to retained earnings (accumulated deficit) and redeemable noncontrolling interests based on ownership percentage interests.

(h)	Reflects the reclassification, prior to ArcLight Class A ordinary shareholders exercise their redemption rights, of Class A ordinary shares of $311,163 thousand to permanent equity. The Transaction Accounting Adjustment also includes conversion of outstanding ArcLight Class A and Class B ordinary shares into New OPAL Class A common stock concurrent with the consummation of the Business Combination.

(i)	Reflects the recapitalization of OPAL Fuels with 38,895,381 shares of New OPAL Class A common stock and the elimination of the accumulated deficit of ArcLight. As a result of the recapitalization, ArcLight’s historical accumulated deficit balance of $35,196 thousand on March 31, 2022 was derecognized and reclassified into additional paid in capital. The shares of New OPAL’s Class B and Class D common stock issued in exchange for OPAL Fuels’ capital were recorded at par value in the amount of $15 thousand.

(j)	Following the completion of the Transactions, New OPAL, as the registrant, does not own 100% of the economic interests in OPAL Fuels due to the existing equityholders of OPAL Fuels owning an approximately 85.6% economic interest in OPAL Fuels. This percentage excludes the 913,907 forfeitable ArcLight Sponsor shares which are recognized as a liability at fair value as detailed above. The calculation of redeemable noncontrolling interest is based on the net assets of OPAL Fuels and the ownership percentage held by existing equityholders of OPAL Fuels in OPAL Fuels following the completion of the Transactions. Shares pursuant to the earnout arrangements have been excluded from the calculation of the redeemable noncontrolling interest until such time they become vested. Accordingly, redeemable noncontrolling interest increased to $133,724 thousand with a corresponding decrease to additional paid-in capital. In addition, as a result of the recapitalization, the carrying value of OPAL Fuels’ historical members’ equity of $47,566 thousand and retained earnings of $10,758 thousand were reclassified into redeemable noncontrolling interest.

(k)	Reflects the redemption of 27,364,124 Class A ordinary shares for approximately $274.2 million allocated to ArcLight common stock and additional paid in capital, using a par value of $0.0001 per share at a redemption price of approximately $10.02 per share.

(l)	In connection with the Business Combination, New OPAL entered into the tax receivable agreement (the “Tax Receivable Agreement”) with OPAL Holdco and Hillman such persons, together with such other persons from time to time that become party thereto, collectively, the “TRA Participants”). Pursuant to the Tax Receivable Agreement, New OPAL will be required to pay the TRA Participants 85% of the amount of savings, if any, in U.S. federal, state and local income tax that New OPAL actually realizes (computed using certain simplifying assumptions) as a result of the increases in tax basis and certain other tax benefits related to any exchanges of OPAL Common Units (together with voting shares of New OPAL) for shares of New OPAL Class A common stock or Class C common stock.

Due to the uncertainty as to the amount and timing of future exchanges of OPAL Common Units by the TRA Participants and as to the price of New OPAL Class A common stock at the time of any such exchanges, the unaudited pro forma condensed combined financial information assumes that no existing equityholders of OPAL Fuels have exchanged OPAL Common Units in a transaction that would create an obligation under the Tax Receivable Agreement. Therefore, no increases in tax basis in New OPAL’s assets or other tax benefits that may be realized under the Tax Receivable Agreement have been reflected in the unaudited condensed combined pro forma financial information. Future exchanges will result in incremental tax attributes and potential cash tax savings for New OPAL. Depending on New OPAL’s assessment on realizability of such tax attributes, the arising Tax Receivable Agreement liability will be recorded at the exchange date against equity, or at a later point through income. If the TRA Participants were to exchange all of their OPAL Common Units, New OPAL would recognize a deferred tax asset of approximately $509.0 million and a related liability for payments under the Tax Receivable Agreement of approximately $433.0 million, assuming (i) that the TRA Participants redeemed or exchanged all of their OPAL Common Units on the closing date; (ii) a price of $10.00 per share; (iii) a constant combined effective income tax rate of 26.47%; (iv) New OPAL will have sufficient taxable income in each year to realize the tax benefits that are subject to the Tax Receivable Agreement; and (v) no material changes in tax law. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that we will recognize will differ based on, among other things, the timing of the exchanges, the price of the shares of Class A common stock at the time of the exchange, and the tax rates then in effect.

It is more likely than not that the deferred tax assets will not be realized in accordance with ASC Topic 740, ‘Income Taxes’ (“ASC 740”). As such, ArcLight has reduced the full carrying amount of the deferred tax assets with a valuation allowance under both scenarios. Management will continue to monitor and consider the available evidence from quarter to quarter, and year to year, to determine if more or less valuation allowance is required at that time.

(m)	Reflects the fair value of $5,900 and $46,100 thousand of the Sponsor Earnout Awards and the OPAL Earnout Awards, respectively. Refer to Note 3 for more information.

(n)	Reflects the $4,800 thousand fair value of the Forward Purchase Agreement liability and associated fees of $625 thousand. The accounting treatment of these costs is still under evaluation, and for purposes of the unaudited condensed combined pro forma information these costs are presented as an adjustment to the equity issuance proceeds from the business combination.

(o)	Reflects the $2,640 thousand fair value of private placement warrants transferred by Sponsor to Encompass. The accounting treatment of these costs is still under evaluation, and for purposes of the unaudited condensed combined pro forma information these costs are presented as an offsetting contribution and adjustment to issuance proceeds from the business combination.

Note 7 — Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 are as follows:

(a)	As it is more likely than not that the ArcLight deferred tax assets will not be realized in accordance with ASC 740, no income tax benefit is recognized.

(b)	Represents the adjustment for the Net income (loss) attributable to redeemable preferred noncontrolling interest and redeemable noncontrolling interest. The Net income (loss) attributable to redeemable noncontrolling interest is based on a 85.6% percentage interest in OPAL Fuels. The adjustment to the net income (loss) redeemable preferred noncontrolling interest represents the accrued dividends that would be settled in cash in connection with item 6(d) above.

(c)	Represents the elimination of interest earned on marketable securities held in ArcLight’s Trust Account.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:

(d)	Reflects adjustments to eliminate the income (loss) from the equity method investments in connection with Beacon prior to the acquisition, and to reflect the reduced depreciation expense pertaining to the acquired property, plant and equipment that was measured at the acquisition date fair value.

(e)	As it is more likely than not that the ArcLight deferred tax assets will not be realized in accordance with ASC 740, no income tax benefit is recognized.

(f)	Represents the adjustment for the Net income (loss) attributable to redeemable preferred noncontrolling interest and redeemable noncontrolling interest. The Net income (loss) attributable to redeemable noncontrolling interest is based on a 85.6% common ownership interest in OPAL Fuels. The adjustment to the net income (loss) redeemable preferred noncontrolling interest represents the accrued dividends that would be settled in cash in connection with item 6(d) above.

(g)	Represents the elimination of interest earned on marketable securities held in ArcLight’s Trust Account.

(h)	Reflects a $4,200 thousand adjustment for estimated costs attributable to a directors’ and officers’ insurance tail policy which will be contingently incurred upon closing of the transaction.

Note 8 — Net Income (Loss) per Share

Represents the net income (loss) per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, the PIPE Investment, and other related events, assuming such additional shares were outstanding since January 1, 2021. As the Business Combination and PIPE Investment are being reflected as if they had occurred as of January 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes the shares issued in connection with the Business Combination and PIPE Investment have been outstanding for the entire periods presented.

New OPAL has 6,223,261 public warrants and 9,223,261 private placement warrants. The warrants are exercisable at their $11.50 strike price which exceeds the current market price for Arclight Class A ordinary shares. The warrants are considered anti-dilutive and were excluded from the diluted earnings per share for the period presented below. In addition, the shares pursuant to the earnout arrangements as discussed in Note 1 were excluded from the diluted earnings per share calculation since such shares are contingently issuable or forfeitable, and the contingencies have not been resolved. Diluted earnings per share also does not reflect the conversion of OPAL Fuels’ Class B units into New OPAL Class A common stock as the result would be anti-dilutive. As a result, the basic and diluted net income (loss) per share is the same for the periods presented.

	For the Three Months Ended	For the Year Ended
(in thousands, except shares and per share data)	March 31, 2022	December 31, 2021
Numerator
Pro forma net income (loss) attributable to stockholders - basic and diluted	$2,934	$(11,250)
Denominator
Weighted average shares outstanding of New OPAL Class A common stock – basic	24,257,483	24,257,483
Weighted average shares outstanding of New OPAL Class A common stock – diluted	24,261,483	24,261,483

Pro forma net income (loss) per share (Basic) attributable to New OPAL Class A common stockholders (1)	$0.12	$(0.46)
Pro forma net income (loss) per share (Diluted) attributable to New OPAL Class A common stockholders (1)	$0.12	$(0.46)

Weighted average shares outstanding — basic
ArcLight Public Shareholders	3,752,181	3,752,181
Sponsor Shareholders (2)	6,865,169	6,865,169
PIPE Investors	10,580,600	10,580,600
Ares	3,059,533	3,059,533

Weighted average shares outstanding — diluted
ArcLight Public Shareholders (3)	3,756,181	3,756,181
Sponsor Shareholders (2)	6,865,169	6,865,169
PIPE Investors	10,580,600	10,580,600
Ares	3,059,533	3,059,533

(1)	New OPAL’s Class B and Class D common stock outstanding do not participate in earnings or losses and therefore are not participating securities. As such, a separate presentation of basic and diluted earnings per share of Class B and Class D common stock under the two-class method has not been presented.

(2)	Excludes 763,907 of New OPAL Class A common stock held directly by the Sponsor that are subject to forfeiture pursuant to the Sponsor Letter Agreement and an additional 150,000 of New OPAL Class A common stock held directly by the Sponsor that are subject to forfeiture pursuant to the Sponsor Side Letter

(3)	Includes 4,000 dilutive shares of New OPAL Class A Common Stock pursuant to the Forward Purchase Agreement under the reverse treasury stock method.